PRESS RELEASE                                  PRESS RELEASE

      FOR RELEASE 6:30 AM EST                        CONTACT: Phil Paulick
      SOURCE: FutureOne, Inc.                        480-829-1854
                                                     paulick@futureone.com

                        FutureOne, Inc. Files Chapter 11
                           Paves Way For Restructuring
                 ______________________________________________

         COLORADO SPRINGS, COLORADO, April 5, 2001, FutureOne, Inc. (OTC Bulletin Board: FUTO.OB), www.futureone.com, announced that it has filed for protection from its creditors under Chapter 11 of the U.S. Bankruptcy Code. The filing was made in the U.S. Bankruptcy Court in the District of Colorado.

         Donald D. Cannella, recently appointed CEO of FutureOne, Inc., stated that its wholly owned subsidiary, OPEC CORP., is not seeking protection from its creditors under Chapter 11 and will continue to operate unaffected by the bankruptcy filing. OPEC CORP., the only remaining business segment of FutureOne, has been servicing FutureOne debt for the past six months. Donald D. Cannella, President of FutureOne, stated "Restructuring the debt resulting from failed business ventures is another key element in the reorganization of FutureOne."

         FutureOne intends to emerge from bankruptcy as a focused, profitable and competitive telecommunication infrastructure services provider.

         About the Company:

         The Company has recently completed a restructuring, which includes the divestiture of all of its unprofitable operations and consolidation and down
sizing  of  its   corporate   overhead  to  allow  it  to  focus  on   providing
telecommunications infrastructure installation, and related services, through its wholly owned subsidiary OPEC CORP., www.opeccorp.com. OPEC provides a comprehensive range of telecommunications services, which include the design, engineering, placement and maintenance of aerial and underground fiber-optic, coaxial and copper cable systems for major communications companies, utility providers, and real estate developers in the western United States. OPEC also provides auxiliary services such as, copper and fiber splicing, horizontal drilling and boring, network repair and maintenance, commercial and residential installations, testing, line conditioning and construction management services.
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         This  press  release  contains   express  or  implied   forward-looking
statements. Such statements reflect the Company's current views with respect to future events and financial performance or operations and speak only as of the date the statements are made. Such forward-looking statements involve risks and uncertainties and readers are cautioned not to place undue reliance on forward-looking statements. The Company's actual results may differ materially from such statements. Although the Company believes that the assumptions underlying its forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in such forward-looking statements will be realized. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans or expectations contemplated by the Company will be achieved. The Company
undertakes   no   obligation   to   publicly   update,   review  or  revise  any
forward-looking statements to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.